Exhibit 10.21

NON-EMPLOYEE DIRECTOR COMPENSATION

Cash compensation for non-employee directors is as follows:

Position
Annual Retainer*
All Members (Base)	$25,000
Additional Retainers
Board Chairman	$15,000
Audit Committee Chairman	$15,000
Compensation Committee Chairman	$10,000
Nominating Committee Chairman	$--
Audit Committee Member (other than Chairman)	$5,000
Audit Committee Member (other than Chairman)	$5,000
Audit Committee Member (other than Chairman)	$--
Strategic Review Committee Chair	$10,000
Strategic Review Committee (other than Chair)	$5,000

Equity compensation for non-employee directors is as follows:

Annual Grants. Each year, immediately following Cardica, Inc.’s Annual Meeting of Stockholders, each non-employee director will be granted an option to purchase 25,000 shares of the Company’s common stock. Each such option will vest monthly over the ensuing year.

Initial Grants. Automatically upon becoming a director, any new non-employee director shall be granted an option to purchase 36,100 shares of Cardica, Inc.’s common stock, vesting monthly over three years.